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                                                                     Exhibit 4.7

                 CERTIFICATE OF DESIGNATIONS OF SERIES A JUNIOR
                      PARTICIPATING PREFERRED CAPITAL STOCK
                                       OF
                      INTERNATIONAL MULTIFOODS CORPORATION
        (PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW)

                  International Multifoods Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation, in accordance with the provisions of
Section 151 of the General Corporation Law at a meeting duly called and held on September 15, 2000:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), a series of Preferred Capital Stock, par value one dollar ($1.00) per share (as such par value may be changed from time to time, the "Preferred Shares" or "Preferred Stock"), of the Corporation be, and it hereby is, created and that the designation and number of shares thereof and the relative rights, preferences and limitations of the shares of such series, are as follows:

                  1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Capital Stock " (the "Series A Preferred Shares"), and the number of shares constituting such series shall be Five Hundred Thousand (500,000). The number of shares constituting such series may, unless prohibited by the Certificate of Incorporation or by applicable law of the State of Delaware, be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.

                  2. DIVIDENDS AND DISTRIBUTIONS.

                     (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock ranking prior and superior to the Series A Preferred Shares), the holders of Series A Preferred Shares, in preference to the holders of Common Stock, par value ten cents ($0.10) per share (the "Common Shares" or "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date


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being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share, or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share, or fraction thereof. In the event the Corporation shall at any time after October 4, 2000 declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend on shares of Common Stock payable in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately before such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                     (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph (i) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the shares of Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

                     (iii) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of

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Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty
(60) days before the date fixed for the payment thereof.

                  3. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

                     (i) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time after October 4, 2000 declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                     (ii) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or by law, the holders of Series A Preferred Shares and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

                     (iii) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

                  4. CERTAIN RESTRICTIONS.

                     (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                         (a) declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                         (b) declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on

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the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (c) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares; or

                         (d) redeem or purchase or otherwise acquire for
consideration any Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                     (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

                  5. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or as otherwise required by law.

                  6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any

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time after October 4, 2000 declare or pay any dividend on the shares of Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of Common Stock, then in each such case the aggregate amount to which holders of Series A Preferred Stock were entitled immediately before such event under clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately before such event.

                  7. CONSOLIDATION, MERGER, EXCHANGE, ETC. If the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, money and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after October 4, 2000 declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise then by payment of a dividend on shares of Common Stock payable in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                  8. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

                  9. RANK. The Series A Preferred Shares shall rank junior with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up to all other series of the Corporation's Preferred Stock hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Shares.

                  10. FRACTIONAL SHARES. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

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                  IN WITNESS WHEREOF, this Certificate of Designations is
executed on behalf of the Corporation by its Vice President, Finance and Chief Financial Officer and attested by its Secretary, all as of the 15th day of September, 2000.

                                    By:      /s/ John E. Byom
                                        ----------------------------------------
                                    Its:  Vice President, Finance and Chief
                                             Financial Officer

Attest:


By:      /s/ Frank W. Bonvino
    ----------------------------------------
      Its Secretary

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